Exhibit 99.1

Contact:	James Babski
GHL Acquisition Corp.
jbabski@greenhill.com
+1-212-372-4180

GHL Acquisition Corp. Announces Share Repurchase Agreements

•	10,395,763 common shares to be repurchased at closing
•	Repurchased shares to be voted in favor of Iridium acquisition
•	Proxy statement mailed to shareholders

NEW YORK, September 2,  2009 – GHL Acquisition Corp. (“GHL Acquisition”) (NYX: GHQ, GHQ.U and GHQ.WS) announced today that it has entered into agreements with certain holders of its common stock as a result of which  10,395,763 million shares of GHL Acquisition common stock will be repurchased  upon closing of its acquisition of Iridium Holdings LLC (“Iridium”).  The agreements provide that the shares will be repurchased for a price per share equal to the greater of $10.10 per share and the price per share at which GHL Acquisition common stock are sold in a future public offering.  The sellers of the shares have also granted GHL Acquisition a proxy over the shares to be repurchased, and GHL Acquisition intends to vote the repurchased shares in favor of the acquisition of Iridium at the special meeting of shareholders scheduled for September 23, 2009. The shares subject to these agreements represent approximately 26.0% of the 40 million shares of common stock eligible to vote on the acquisition proposal at the special meeting.  The repurchases of the shares are subject to the closing of the Iridium acquisition and GHL Acquisition intends to use the proceeds of a future offering of common stock to finance these repurchases. GHL Acquisition will continue its on-going discussions with certain other holders of its common stock regarding potential acquisitions of the shares held by such holders on similar terms.  There can be no assurance that GHL Acquisition will acquire any additional shares of its common stock.

Scott L. Bok, Chief Executive Officer of GHL Acquisition, commented: “We believe that the share repurchases announced today, in combination with a number of steps we have already taken, lay the groundwork for a supportive shareholder base for Iridium following the acquisition. We have been pleased by the indications of interest in and support for the pending acquisition of Iridium from our shareholders and believe that providing an exit for those shareholders for whom Iridium post-acquisition would not represent an appropriate holding is paramount to the success of the acquisition and Iridium in the longer term.”

The special meeting of shareholders of GHL Acquisition to vote on the Iridium acquisition is scheduled for September 23, 2009, and the proxy statement describing the meeting has been mailed to holders of record of GHL Acquisition common stock as of August 27, 2009.  Copies of the proxy statement can be obtained from MacKenzie Partners, Inc., by calling 800-322-2885, or from the SEC’s website at www.sec.gov.

About GHL Acquisition Corp.

GHL Acquisition is a special purpose acquisition company launched in February 2008 in an initial public offering raising $400 million of gross proceeds. Founded by Greenhill, GHL Acquisition was formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more businesses or assets. It currently has no operating businesses.

Forward-Looking Statements and Other Disclosure

This press release contains, and GHL Acquisition’s management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions of or indicate future events, trends or prospects identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of GHL Acquisition to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the timing of the proposed transaction with Iridium, whether the transaction will be approved by GHL Acquisition’s stockholders, whether the closing conditions will be satisfied (including receipt of regulatory approvals), as well as industry and economic conditions, and competitive, legal, governmental and technological factors. There is no assurance that GHL Acquisition’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if GHL Acquisition’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.  GHL Acquisition’s forward-looking statements speak only as of the date of this press release or as of the date they are made, and, except as required by law, GHL Acquisition undertakes no obligation to update forward-looking statements.

This press release is for informational purposes only and does not constitute an offer of any securities for sale.